Exhibit 23.1



                           CONSENT OF BDO SEIDMAN, LLP



Tel-Save Holdings, Inc.
New Hope, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 7, 1996 (except for Notes 4, 6(c) and 10 which are as of March 25, 1996), relating to the consolidated financial statements of Tel-Save Holdings, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP
New York, New York
November 1, 1996